As filed with the Securities and Exchange Commission on April 23, 2003

Registration No. 333-76532

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NPS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0439579
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 Chipeta Way

Salt Lake City, Utah 84108-1256

(801) 583-4939

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James U. Jensen

Vice President, Legal Affairs, General Counsel

and Secretary

420 Chipeta Way

Salt Lake City, Utah 84108-1256

(801) 583-4939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. O’Connor, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

2795 E. Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(801) 993-6400

Approximate date of commencement of proposed sale to the public:

Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement pursuant to Rule 457(o).

No exhibits are filed with this Post-Effective Amendment.

By this Amendment, NPS Pharmaceuticals, Inc. (the “Company”) eliminates the potential for any further use of the Shelf Registration Statement which was first filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2002.

The Company previously registered the issuance in one or more offerings (the “Offering”) of an aggregate of $250,000,000 of debt securities, common stock, preferred stock, depository shares and warrants and any combination thereof (the “Registered Securities”). The Offering was registered pursuant to a Registration Statement on Form S-3 (File No. 333-76532) filed with the Commission on January 10, 2002, as amended. As part of this Offering, the Company filed with the Commission a final Prospectus Supplement on October 25, 2002, whereunder the Company offered and sold 4,600,000 shares of common stock at an aggregate purchase price of $110,170,000. Accordingly, an aggregate of $139,830,000 of Registered Securities remains available for distribution by the Registrant pursuant to the Registration Statement (the “Remaining Shares”).

The Company has determined to conclude the Offering and, as a consequence, the Company is filing this post-effective Amendment solely to remove from registration the Remaining Shares

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 22, 2003.

NPS PHARMACEUTICALS, INC.

By:	/s/ JAMES U. JENSEN
James U. Jensen
Vice President, Legal Affairs, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, on April 22, 2003, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ HUNTER JACKSON* Hunter Jackson	President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	April 22, 2003

/s/ MORGAN R. BROWN Morgan R. Brown	Chief Accounting Officer	April 22, 2003

/s/ SANTO J. COSTA* Santo J. Costa	Director	April 22, 2003

/s/ JOHN R. EVANS* John R. Evans	Director	April 22, 2003

/s/ JAMES G. GRONINGER* James G. Groninger	Director	April 22, 2003

/s/ JOSEPH KLEIN, III* Joseph Klein, III	Director	April 22, 2003

/s/ DONALD E. KUHLA* Donald E. Kuhla	Director	April 22, 2003

/s/ THOMAS N. PARKS* Thomas N. Parks	Director	April 22, 2003

/s/ EDWARD RYGIEL* Edward Rygiel	Director	April 22, 2003

/s/ CALVIN STILLER* Calvin Stiller	Director	April 22, 2003

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/s/ PETER G. TOMBROS* Peter G. Tombros		Director	April 22, 2003

*By:	/s/ JAMES U. JENSEN James U. Jensen Attorney-in-Fact